Exhibit 107

CALCULATION OF FILING FEE TABLES

S-1

XCF GLOBAL, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share	(1)	457(c)	66,355,950	$0.69	(3)	$45,785,606	0.0001381	$6,323
Fees Previously Paid	Equity	Class A Common Stock, par value $0.001 per share	(1)	457(c)	120,824,191	$1.05	(4)	$126,865,401	0.0001381	$17,520

Total Offering Amounts:								$172,651,007		$23,843
Total Fees Previously Paid:										$17,520
Total Fee Offsets:										0
Net Fee Due										$6,323

Offering Note(s)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2) Represents shares of Class A Common Stock that may be offered for resale by the selling stockholders described in this prospectus and are comprised of: (i) 180,780,141 shares of Class A Common Stock currently held by the selling stockholders and (ii) 6,400,000 shares of Class A Common stock underlying warrants held by the selling stockholders.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on November 25, 2025, the date immediately prior to the filing date of the amendment to the registration statement, as reported on the Nasdaq Capital Market.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on October 21, 2025, the date immediately prior to the initial filing of the registration statement, as reported on the Nasdaq Capital Market.